Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-Q for the period ended November 30, 2015 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Nadav Kidron, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 13, 2016	/s/ Nadav Kidron
Nadav Kidron, President and Chief Executive Officer